SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  PROCEPT, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:



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                                  PROCEPT, INC.

               840 Memorial Drive, Cambridge, Massachusetts 02139
                                 (617) 491-1100


          NOTICE OF ADJOURNED SESSION OF ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Supplement to the Proxy Statement of Procept, Inc. ("Procept") dated April 30, 1997 is being furnished to stockholders of Procept in connection with the solicitation of proxies by Procept for use at an adjourned session of its annual meeting of stockholders which was commenced on June 16, 1997. The adjourned session will be held at the offices of Procept, 840 Memorial Drive, Cambridge, Massachusetts at 10:00 a.m. on Tuesday, July 15, 1997.

     The annual meeting commenced at the offices of Procept, 840 Memorial Drive, Cambridge, Massachusetts, at 10:00 a.m. on Monday, June 16, 1997. On June 16, 1997, the stockholders voted to: (i) elect four directors; (ii) approve a proposed amendment to Procept's 1989 Stock Plan that increased the number of shares of Procept's Common Stock, $0.01 par value per share (the "Common Stock"), covered by that plan by 500,000 shares; (iii) approve a proposed amendment to Procept's 1994 Employee Stock Purchase Plan that increased the number of shares of Common Stock covered by that plan by 250,000 shares; and
(iv) approve a proposed amendment to Procept's 1994 Director Stock Option Plan that increased the number of shares of Common Stock covered by that plan by 150,000 shares. The meeting was then adjourned until a later session for a vote upon an amendment and restatement of Procept's Restated Certificate of Incorporation to authorize 1,000,000 shares of preferred stock (the "Preferred Stock Proposal") and to transact such other business as may properly come before the meeting. The purpose of the adjournment was to permit Procept to solicit additional proxies on the Preferred Stock Proposal to obtain a vote in favor of such proposal representing at least a majority of the outstanding shares.

     The enclosed Supplement is being sent to you in connection with the Preferred Stock Proposal. Subsequent to April 30, 1997, the date the Proxy Statement was first given or sent to stockholders, Procept has entered into a set of agreements which, contingent upon Procept's stockholders approving the Preferred Stock Vote, contemplate the issuance of shares of preferred stock.

     Only stockholders of record at the close of business on April 21, 1997 (the "Record Date") are entitled to vote at the meeting. On the Record Date there were 13,720,338 shares of outstanding Common Stock.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ADJOURNED SESSION OF THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND SUCH SESSION, PLEASE COMPLETE YOUR PROXY IF YOU HAVE NOT ALREADY DONE SO. IF YOU ATTEND THE SESSION AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED. IF, IN LIGHT OF THE INFORMATION CONTAINED IN THE ENCLOSED SUPPLEMENT OR FOR ANY OTHER REASON, YOU WISH TO REVOKE OR ALTER A PREVIOUSLY SUBMITTED PROXY WITH RESPECT TO THE PREFERRED STOCK PROPOSAL, YOU ARE ENTITLED TO DO SO AT OR BEFORE THE ADJOURNED SESSION OF THE MEETING OR ANY SUBSEQUENT ADJOURNMENT. TO OBTAIN A NEW PROXY CARD, PLEASE CONTACT MICHAEL J. HIGGINS AT (617) 491-1100.

                                           By Order of the Board of Directors



                                           Lynnette C. Fallon
                                           Secretary

July 3, 1997

                                  PROCEPT, INC.

               840 Memorial Drive, Cambridge, Massachusetts 02139
                                 (617) 491-1100

                              --------------------

                           PROXY STATEMENT SUPPLEMENT

                              --------------------



                                  INTRODUCTION

     This Proxy Statement Supplement (this "Supplement") is furnished by the Board of Directors of Procept, Inc. ("Procept" or the "Company"). It modifies and supplements the Proxy Statement of Procept dated April 30, 1997, which was first sent or given to stockholders on or about April 30, 1997 (the "Proxy Statement"). The approximate date on which this Supplement is first being sent or given to stockholders is July 3, 1997.

     This Supplement is being furnished to stockholders in connection with the solicitation of proxies for use at an adjourned session of Procept's annual meeting of stockholders scheduled for July 15, 1997 and any further adjournments or postponements thereof. This Supplement provides information relating to the proposal to approve an amendment and restatement of Procept's Restated Certificate of Incorporation to authorize 1,000,000 shares of preferred stock (the "Preferred Stock Proposal"). Attached as Annex 1 hereto is a copy of Procept's Restated Certificate of Incorporation as proposed to be amended and restated.

                               RECENT DEVELOPMENTS

     On June 30, 1997, Procept entered into a letter of intent with a placement agent (the "Placement Agent") regarding proposed transactions in Procept preferred stock. On June 30, 1997, Procept and two funds (together, the "Purchasers"), both affiliates of the Placement Agent, entered into definitive agreements (the "Financing Agreements") regarding a purchase of Procept securities. Under the Financing Agreements, Procept raised $3,000,000 by selling to the Purchasers shares of Procept's Common Stock, $0.01 par value per share (the "Common Stock"), warrants to purchase additional shares of Common Stock and $200,000 in principal amount of notes.

     Pursuant to the terms of the Financing Agreements, if Procept's stockholders approve the Preferred Stock Proposal, the Purchasers will have the right to require the Company to authorize and file a Certificate of Designations for Series A Convertible Preferred Stock and to put the shares of Common Stock purchased pursuant to the Financing Agreements to the Company in exchange for shares of the Series A Convertible Preferred Stock at the ratio that is the reciprocal of the conversion rate of the Series A Convertible Preferred Stock in effect at such time. The Certificate of Designations initially provides for 30,000 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock would initially be convertible into approximately 169 shares of Common Stock. After the earliest of (i) September 30, 1997, (ii) the satisfaction of Rule 4460 of the National Association of Securities Dealers Marketplace Rules or (iii) such time as such rule no longer applies (the earliest of which is the "Approval Date"), the rate of conversion of Series A Convertible Preferred Stock to Common Stock would be based on a price per Common Stock share equal to the lower of (i) $0.30 or (ii) a 50% discount to the lowest per share marketprice on particular reference dates. The shares of Series A Convertible Preferred Stock would accrue dividends, payable in shares of Common Stock (valued at the conversion price) upon conversion, at a rate of 10% per year.



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     Holders of the Series A Convertible Preferred Stock would generally be entitled to vote together with holders of Common Stock, with the number of votes allocated to each share of Series A Convertible Preferred Stock being determined by reference to the number of shares of Common Stock into which such share is convertible. However, until the Approval Date, the holders of the Series A Preferred Stock would not be entitled to vote in any election of the directors of the Company except that they may appoint up to three directors of the Company. Additionally, certain actions, such as an amendment to the Company's Certificate of Incorporation or By-Laws, would require approval by the Series A Convertible Preferred Stock voting as a separate class. The Certificate of Designations would also contain significant anti-dilution protection, restrict certain Company actions, such as the payment of dividends, and provide a liquidation preference equal to $140.00 per share.

     If the Preferred Stock Proposal is not approved, or if certain other approvals are not obtained, by September 30, 1997, the Purchasers will have a 10-year right to require the Company to repurchase the shares of Common Stock issued to the Purchasers under the Financing Agreements for 140% of the original per share purchase price. In addition, in such case the Company will be required to make a payment of $500,000 to the Placement Agent as a break-up fee.

     On June 29, 1997, Procept's Board of Directors voted to increase the size of Procept's Board of Directors to five members and to elect Michael A. Weiss as Chairman of the Board of Directors (subject to the closing of the transactions contemplated by the Financing Agreements). Mr. Weiss was selected by the Purchasers and appointed pursuant to the Financing Agreements.

     At a subsequent meeting of stockholders, Procept anticipates soliciting authorization of the holders of its Common Stock in order to comply with rules of the National Association of Securities Dealers applicable to issuers quoted on the Nasdaq National Market.

     If the Preferred Stock Proposal is approved, the Board of Directors will, subject to restrictions contained in the Financing Agreements and certain other contractual limitations, have discretion, without further stockholder action, to designate the terms of and issue the 970,000 shares of preferred stock not issued in connection with the transactions contemplated by the Financing Agreements.

     The Procept Proxy Statement is modified and supplemented as set forth herein.

July 3, 1997

                                        2

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                                                                         Annex I

                                    PROPOSED

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  PROCEPT, INC.


                      Incorporated Pursuant to an Original
                          Certificate of Incorporation
                        filed with the Secretary of State
                           of Delaware on May 8, 1992


     The undersigned, for the purpose of amending and restating the Certificate of Incorporation, as amended, of Procept, Inc. (the "Corporation") under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the Corporation is Procept, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Restated Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock with a par value of $0.01 per share and One Million (1,000,000) shares of Preferred Stock with a par value of $0.01 per share.

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                                 Preferred Stock

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;


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     (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

     (h) Any other relative rights, preferences and limitations of that series.

                                  Common Stock

     The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinbefore set forth or authorized.

     Subject to the provisions of any applicable law or of the by-laws of the Corporation, as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided herein or by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have exclusive voting rights for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

     Subject to the rights of any one or more series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

     In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they are entitled, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                                    Issuance

     Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.


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



     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The Board of Directors is expressly authorized to exercise all powers granted to the Directors by law except insofar as such powers are limited or denied herein or in the by-laws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to make, alter or repeal the by-laws of the Corporation.

     SEVENTH: Meetings of Stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize a further limitation or elimination of the liability of directors or officers, then the liability of a director or officer of the Corporation shall, in addition to the limitation on personal liability provided herein, be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


     The amendments and the restatement of the Certificate of Incorporation herein certified have been approved by the Board of Directors of the Corporation and duly adopted by the holders of a majority of the outstanding shares of Common Stock in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.


     Signed this ___th day of _____________, 1997.



                                                      --------------------------
                                                      Stanley C. Erck, President

Attest:



---------------------------------------
Lynnette C. Fallon, Secretary

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